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Jay Johnson
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FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS FIRST QUARTER RESULTS
Comparable Revenues Increase 2.0%
Repurchases 3.1 Million Shares
BETHESDA, Maryland, Wednesday, May 8, 2019 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 31 premium hotels in the United States, today announced results of operations for the quarter ended March 31, 2019.
First Quarter 2019 Highlights

•	Net Income: Net income was $9.0 million and earnings per diluted share was $0.04.

•	Comparable Revenues: Total comparable revenues increased 2.0% from the comparable period of 2018.

•
Comparable RevPAR: RevPAR was $157.38, a 0.8% decrease from the comparable period of 2018. Excluding the JW Marriott Denver Cherry Creek and Marriott Salt Lake City, which were under renovation during the quarter, the Company's RevPAR was $161.56, an increase of 1.0% from the comparable period of 2018.

•
Comparable Hotel Adjusted EBITDA Margin: Hotel Adjusted EBITDA margin was 22.90%, a 143 basis point contraction from the comparable period of 2018. Excluding the JW Marriott Denver Cherry Creek and Marriott Salt Lake City, the Company's Hotel Adjusted EBITDA margin was 23.03%, a 53 basis point contraction from the comparable period of 2018.

•	Adjusted EBITDA: Adjusted EBITDA was $49.2 million, an increase of $5.8 million from 2018.

•	Adjusted FFO: Adjusted FFO was $41.9 million and Adjusted FFO per diluted share was $0.21.

•
Business Interruption Income: The Company recognized $8.8 million of business interruption income during the quarter related to the ongoing insurance claim for Frenchman's Reef & Morning Star Marriott Beach Resort (“Frenchman's Reef”).

•	Share Repurchases: During the first quarter of 2019, the Company repurchased 3.1 million shares of its common stock at an average price of $9.52 per share.
Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company stated, “First quarter Hotel Adjusted EBITDA came in just ahead of internal expectations as our asset management team successfully executed on its strategy of replacing select higher-rated business transient rooms with more profitable group business. This strategy led to higher total revenue with robust food and beverage revenue growth of over 8%. Additionally, early in the quarter we were able to take advantage of market dislocation to buyback 3.1 million shares at a tremendous discount to the implied net asset value of our real estate.”

Operating Results
Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results include the Company's acquisitions for all periods presented and exclude Frenchman's Reef and Havana Cabana Key West for all periods presented due to the closure of these hotels. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

For the quarter ended March 31, 2019, the Company reported the following:

	First Quarter
	2019	2018	Change
Comparable Operating Results (1)
ADR	$215.83	$215.62	0.1%
Occupancy	72.9%	73.6%	-0.7 percentage points
RevPAR	$157.38	$158.72	-0.8%
Total RevPAR	$233.63	$229.16	2.0%
Revenues	$199.5 million	$195.6 million	2.0%
Hotel Adjusted EBITDA Margin	22.90%	24.33%	-143 basis points

Actual Operating Results (2)
Revenues	$202.4 million	$181.5 million	11.5%
Net income	$9.0 million	$4.3 million	$4.7 million
Earnings per diluted share	$0.04	$0.02	$0.02
Adjusted EBITDA	$49.2 million	$43.4 million	$5.8 million
Adjusted FFO	$41.9 million	$33.7 million	$8.2 million
Adjusted FFO per diluted share	$0.21	$0.17	$0.04
(1) Comparable operating results exclude Frenchman’s Reef and Havana Cabana Key West for all periods presented and include pre-acquisition operating results for The Landing Resort & Spa and Hotel Palomar Phoenix from January 1, 2018 to February 28, 2018 and Cavallo Point from January 1, 2018 to March 31, 2018. Pre-acquisition operating results were obtained from the seller during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller and these pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Actual operating results include all of the Company's hotels for its respective ownership periods.

The Company's three 2018 acquisitions delivered strong results, with combined RevPAR growth of over 7%. The acquisitions, Cavallo Point in Sausalito, California, The Landing Resort & Spa Lake Tahoe and the Hotel Palomar Phoenix, were consistent with the Company's strategy of acquiring high barrier-to-entry resorts and urban lifestyle hotels.

Frenchman's Reef Insurance Claim Update

As previously disclosed, the Company has filed an insurance claim resulting from the hurricanes that impacted Frenchman’s Reef in 2017. The Company is in the process of rebuilding the resort following the significant damage caused by the hurricanes and expects to reopen the resort in 2020. Under its insurance policy, the Company is entitled to be compensated for, among other things, the cost to replace the damaged property, as well as lost profits during the rebuilding period. The Company and its insurers are currently in litigation regarding the Company's insurance claim, while continuing discussions to resolve the matter.

The Company has received approximately $91.8 million in proceeds to date under the insurance claim, which represents reimbursement for the remediation and rebuild of the damaged property, ongoing expenses and lost profits. Even if the Company believes it is entitled to additional business interruption proceeds, it can only recognize business interruption income to the extent it reaches agreement with the insurers. During the first quarter of 2019, the Company recognized $8.8 million of business interruption insurance income, which represents lost profits through April 2019. In 2018, the Company recognized $16.1 million in business interruption insurance income and believes it is entitled to at least that amount for 2019. The Company continues to negotiate with its insurers for additional business interruption proceeds. The Company spent approximately $9.2 million during the first quarter of 2019 on the rebuilding of the resort.

Capital Expenditures

The Company invested approximately $21.1 million in capital improvements at its operating hotels during the three months ended March 31, 2019. The Company expects to invest approximately $125 million on capital improvements at its hotels in 2019. Significant projects in 2019 include the following:

•	Hotel Emblem San Francisco: The Company completed the repositioning and rebranding of Hotel Emblem in January 2019, which is now part of Viceroy's Urban Collection.

•	JW Marriott Denver Cherry Creek: The Company completed the renovation of the hotel's guest rooms and meeting space during the first quarter and expects to renovate the public space later this year.

•
Sheraton Suites Key West: The Company expects to complete a comprehensive repositioning renovation of the hotel, which will include upgrades to the resort’s entrance, lobby, restaurant, outdoor lounge, pool area and guestrooms. In order to minimize disruption, the renovation is expected to occur from August to November, the hotel’s slowest period of the year.

•
The Lodge at Sonoma: The Company expects to enhance the overall resort to close the rate gap with the luxury competition in the market, including adding a restaurant by Michael Mina and enhancing the spa to a luxury level.

•
Vail Marriott: The Company expects to complete the second phase of the hotel renovation, which includes the upgrade renovation of the spa and fitness center. The scope of this project is consistent with the Company's multi-phased strategy to renovate the hotel to a luxury standard in order to position it for an upbranding in 2021 and close the rate gap with the luxury competitive set.

•	Worthington Renaissance: The Company expects to renovate the lobby and complete a return-on-investment repositioning of the restaurant outlets during the third quarter of 2019.

Balance Sheet

As of March 31, 2019, the Company had $36.5 million of unrestricted cash on hand and approximately $1.0 billion of total debt, which consisted of property-specific mortgage debt, $350.0 million of unsecured term loans and $60.0 million of borrowings on its $300.0 million senior unsecured credit facility. Subsequent to March 31, 2019, the Company borrowed $30.0 million on its senior unsecured credit facility.

Share Repurchase Program

During the first quarter of 2019, the Company repurchased 3.1 million shares of its common stock at an average price of $9.52 per share for a total purchase price of $30.0 million. The Company has repurchased 6.5 million shares of its common stock at an average price of $9.50 per share since it began repurchasing shares in December 2018. The Company has $188 million of remaining authorized capacity under its $250 million share repurchase program.

Guidance
The Company is providing annual guidance for 2019, but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. Comparable RevPAR growth assumes all of the Company’s hotels were owned as of January 1, 2018, but excludes Havana Cabana Key West for January 1 to March 31, 2018 and 2019, Hotel Emblem for September 1 to December 31, 2018 and 2019 and Frenchman’s Reef for all periods.

The Company is maintaining its 2019 guidance, which was previously provided in connection with the reporting of its 2018 results in February 2019. The Company continues to expect the full year 2019 results to be as follows:

Metric	Low End	High End

(Includes Frenchman's Reef Business Interruption Agreed Upon For Partial Year 2019)
Comparable RevPAR Growth	0.5 percent	2.5 percent
Adjusted EBITDA	$256 million	$268 million
Adjusted FFO	$204 million	$214 million
Adjusted FFO per share (based on 205 million diluted shares)	$1.00 per share	$1.04 per share

The guidance above incorporates business interruption insurance income related to Frenchman's Reef of only $8.8 million, which is less than the $16.1 million recognized in 2018. The Company believes it is entitled to at least $16.1 million of business interruption insurance income for the full year 2019, but the insurers have only agreed to $8.8 million at this time, which represents lost profits through April 2019. The Company continues to negotiate with its insurers to recover all of the amounts to which it believes it is legally entitled, but the timing of a resolution is uncertain. The following chart provides a quarterly comparison of income received from business interruption insurance in 2018 and projected for 2019:

Frenchman's Reef BI Income	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Full Year
2018	$5.3 million	$2.0 million	$5.7 million	$3.1 million	$16.1 million
2019	$8.8 million	TBD	TBD	TBD	$8.8 million + TBD
The Company expects approximately 29.0% to 30.0% of its full year 2019 Adjusted EBITDA to be earned during the second quarter of 2019. The Company expects acceleration of RevPAR growth in the second and third quarters due to the benefit from recent renovations, asset management initiatives at newly acquired hotels and a favorable comparison from the 2018 merger integration challenges and union strike at the Westin Boston.

Selected Quarterly Comparable Operating Information

The following table is presented to provide investors with selected quarterly comparable operating information. The operating information includes the Company's 2018 acquisitions for all periods and excludes Havana Cabana Key West for January 1, 2018 to March 31, 2018, Hotel Emblem for September 1, 2018 to December 31, 2018 and Frenchman's Reef for all periods.

	Quarter 1, 2018	Quarter 2, 2018	Quarter 3, 2018	Quarter 4, 2018	Full Year 2018
ADR	$215.62	$248.73	$235.89	$244.43	$236.71
Occupancy	73.6%	82.7%	82.2%	76.9%	78.9%
RevPAR	$158.72	$205.69	$193.90	$188.06	$186.75
Revenues (in thousands)	$195,580	$248,351	$232,028	$231,328	$907,287
Hotel Adjusted EBITDA (in thousands)	$47,577	$84,225	$72,513	$69,921	$274,236
% of full Year	17.35%	30.71%	26.44%	25.50%	100.0%
Hotel Adjusted EBITDA Margin	24.33%	33.91%	31.25%	30.23%	30.23%
Available Rooms	853,470	869,590	879,368	873,540	3,475,968
Earnings Call
The Company will host a conference call to discuss its first quarter results on Thursday, May 9, 2019, at 9:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 844-287-6622 (for domestic callers) or 530-379-4559 (for international callers). The participant passcode is 2986858. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 31 premium quality hotels with over 10,000 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families such as Hilton and Marriott as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made, including statements related to the expected duration of closure of Frenchman’s Reef and anticipated insurance coverage. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Property and equipment, net	$2,942,350	$2,944,617
Right-of-use assets (1)	99,316	—
Restricted cash	46,855	47,735
Due from hotel managers	99,959	86,914
Favorable lease assets, net	—	63,945
Prepaid and other assets (2)	15,880	10,506
Cash and cash equivalents	36,523	43,863
Total assets	$3,240,883	$3,197,580
LIABILITIES AND EQUITY
Liabilities:
Mortgage and other debt, net of unamortized debt issuance costs	$626,553	$629,747
Term loans, net of unamortized debt issuance costs	348,354	348,219
Senior unsecured credit facility	60,000	—
Total debt	1,034,907	977,966

Deferred income related to key money, net	11,640	11,739
Unfavorable contract liabilities, net	69,231	73,151
Deferred rent	48,539	93,719
Due to hotel managers	78,373	72,678
Distributions declared and unpaid	25,734	26,339
Lease liabilities (1)	101,801	—
Accounts payable and accrued expenses (3)	40,716	51,395
Total liabilities	1,410,941	1,306,987
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 201,448,479 and 204,536,485 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	2,015	2,045
Additional paid-in capital	2,097,691	2,126,472
Accumulated deficit	(277,444)	(245,620)
Total stockholders’ equity	1,822,262	1,882,897
Noncontrolling interests	7,680	7,696
Total equity	1,829,942	1,890,593
Total liabilities and equity	$3,240,883	$3,197,580

(1) On January 1, 2019, we adopted Accounting Standard No. 2016-02, Leases (Topic 842), as amended. The new standard requires that all leases be recognized as lease assets and lease liabilities on the balance sheet. As a result, we have recognized $99.3 million of right-of-use assets and $101.8 million of lease liabilities as of March 31, 2019. The adoption did not affect our statement of operations.

(2) Includes $3.9 million and $0.2 million of insurance receivables, $0.3 million of deferred tax assets, $5.0 million and $3.9 million of prepaid expenses and $6.7 million and $6.1 million of other assets as of March 31, 2019 and December 31, 2018, respectively.

(3) Includes $7.2 million of deferred tax liabilities, $1.8 million and $1.9 million of accrued hurricane-related costs, $15.1 million and $17.8 million of accrued property taxes, $9.4 million and $12.4 million of accrued capital expenditures, and $7.2 million and $12.1 million of other accrued liabilities as of March 31, 2019 and December 31, 2018, respectively.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
Rooms	$136,653	$128,978
Food and beverage	50,465	40,792
Other	15,257	11,760
Total revenues	202,375	181,530
Operating Expenses:
Rooms	38,819	35,600
Food and beverage	33,150	27,454
Management fees	5,340	2,833
Franchise fees	5,859	5,903
Other hotel expenses	75,479	67,560
Depreciation and amortization	28,996	24,902
Corporate expenses	7,064	9,786
Business interruption insurance income	(8,822)	(6,027)
Total operating expenses, net	185,885	168,011

Interest and other income, net	(303)	(511)
Interest expense	11,662	9,877
Total other expenses, net	11,359	9,366
Income before income taxes	5,131	4,153
Income tax benefit	3,849	185
Net income	8,980	4,338
Less: Net income attributable to noncontrolling interests	(35)	—
Net income attributable to common stockholders	$8,945	$4,338
Earnings per share:
Basic earnings per share	$0.04	$0.02
Diluted earnings per share	$0.04	$0.02

Weighted-average number of common shares outstanding:
Basic	202,817,124	201,145,014
Diluted	203,537,829	201,775,832

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA, EBITDAre and FFO

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by the Nareit, which defines FFO as net income determined in accordance with U.S. GAAP, excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDAre, FFO and Hotel EBITDA

We adjust EBITDAre, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBITDA when combined with U.S. GAAP net income, EBITDA, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. We adjust EBITDA, FFO and Hotel EBITDA for the following items:

•
Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors and service providers in the current period and they are of lesser significance in evaluating our actual performance for that period.

•
Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•
Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•
Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•
Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•
Other Items:  From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains from insurance proceeds, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to derivative instruments. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2019	2018
Net income	$8,980	$4,338
Interest expense	11,662	9,877
Income tax benefit	(3,849)	(185)
Real estate related depreciation and amortization	28,996	24,902
EBITDA/EBITDAre	45,789	38,932
Non-cash lease expense and other amortization	1,715	1,057
Uninsured costs related to natural disasters (1)	1,367	(214)
Hotel manager transition and pre-opening items (2)	297	(2,183)
Severance costs (3)	—	5,847
Adjusted EBITDA	$49,168	$43,439

(1)	Represents professional fees and other costs incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.

(2)
Three months ended March 31, 2019 consists of pre-opening costs related to the reopening of the Hotel Emblem. Three months ended March 31, 2018 consists of accelerated amortization of key money received from Marriott International, Inc. for Frenchman's Reef in connection with the termination of the hotel's management agreement.

(3)
Three months ended March 31, 2018 consists of (a) $3.0 million related to the departure of our former Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations, and (b) $2.8 million related to payments made to unionized employees under a voluntary buyout at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations.

	Full Year 2019 Guidance
	Low End	High End
Net income	$79,700	$94,700
Interest expense	50,000	49,000
Income tax expense	2,000	5,000
Real estate related depreciation and amortization	116,000	111,000
EBITDA/EBITDAre	247,700	259,700
Non-cash lease expense and other amortization	5,300	5,300
Uninsured costs related to natural disasters	3,000	3,000
Adjusted EBITDA	$256,000	$268,000

Hotel EBITDA and Hotel Adjusted EBITDA
The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2019	2018
Net income	$8,980	$4,338
Interest expense	11,662	9,877
Income tax benefit	(3,849)	(185)
Real estate related depreciation and amortization	28,996	24,902
EBITDA	45,789	38,932
Corporate expenses	7,064	9,786
Interest and other income, net	(303)	(511)
Uninsured costs related to natural disasters (1)	1,367	(214)
Severance costs (2)	—	2,833
Hotel EBITDA	53,917	50,826
Non-cash lease expense and other amortization	1,715	1,057
Hotel manager transition and pre-opening items (3)	297	(2,183)
Hotel Adjusted EBITDA	$55,929	$49,700

(1)     Represents professional fees and other costs incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.
(2) Three months ended March 31, 2018 consists of (a) $3.0 million related to the departure of our former Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations, and (b) $2.8 million related to payments made to unionized employees under a voluntary buyout at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations.
(3) Three months ended March 31, 2019 consists of pre-opening costs related to the reopening of the Hotel Emblem. Three months ended March 31, 2018 consists of accelerated amortization of key money received from Marriott International, Inc. for Frenchman's Reef in connection with the termination of the hotel's management agreement.

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended March 31,

	2019	2018
Net income	$8,980	$4,338
Real estate related depreciation and amortization	28,996	24,902
Impairment losses	—	—
FFO	37,976	29,240
Non-cash lease expense and other amortization	1,715	1,057
Uninsured costs related to natural disasters (1)	1,367	(214)
Hotel manager transition and pre-opening items (2)	297	(2,183)
Severance costs (3)	—	5,847
Fair value adjustments to derivative instruments	572	—
Adjusted FFO	$41,927	$33,747
Adjusted FFO per diluted share	$0.21	$0.17

(1)	Represents professional fees and other costs incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.

(2)
Three months ended March 31, 2019 consists of pre-opening costs related to the reopening of the Hotel Emblem. Three months ended March 31, 2018 consists of accelerated amortization of key money received from Marriott International, Inc. for Frenchman's Reef in connection with the termination of the hotel's management agreement.

(3)
Three months ended March 31, 2018 consists of (a) $3.0 million related to the departure of our former Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations, and (b) $2.8 million related to payments made to unionized employees under a voluntary buyout at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations.

	Full Year 2019 Guidance
	Low End	High End
Net income	$79,700	$94,700
Real estate related depreciation and amortization	116,000	111,000
FFO	195,700	205,700
Non-cash lease expense and other amortization	5,300	5,300
Uninsured costs related to natural disasters	3,000	3,000
Adjusted FFO	$204,000	$214,000
Adjusted FFO per diluted share	$1.00	$1.04

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which includes the pre-acquisition results for our 2018 acquisitions and excludes the results for closed hotels (in thousands):

	Three Months Ended March 31,
	2019	2018
Revenues	$202,375	$181,530
Hotel revenues from prior ownership (1)	—	14,008
Hotel revenues from closed hotels (2)	(2,916)	40
Comparable Revenues	$199,459	$195,578

Hotel Adjusted EBITDA	$55,929	$49,700
Hotel Adjusted EBITDA from prior ownership (1)	—	3,175
Hotel Adjusted EBITDA from closed hotels (2)	(10,246)	(5,298)
Comparable Hotel Adjusted EBITDA	$45,683	$47,577

Hotel Adjusted EBITDA Margin	27.64%	27.38%
Comparable Hotel Adjusted EBITDA Margin	22.90%	24.33%

(1)
Amounts represent the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar for the period from January 1, 2018 to February 28, 2018 and Cavallo Point for the period from January 1, 2018 to March 31, 2018. Pre-acquisition operating results were obtained from the seller during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller and these pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2)	Amounts represent the operating results of Frenchman's Reef and Havana Cabana Key West for all periods presented.

Comparable Hotel Operating Expenses
The following table sets forth hotel operating expenses for the three months ended March 31, 2019 and 2018 for each of the hotels that we owned during these periods. Our GAAP hotel operating expenses for the three months ended March 31, 2019 and 2018 consisted of the line items set forth below (dollars in thousands) under the column titled “As Reported.” The amounts reported in this column include amounts that are not comparable period-over-period. In order to reflect the period in 2019 comparable to 2018, the amounts in the column titled “Adjustments for Acquisitions” represent the pre-acquisition operating costs of The Landing Resort & Spa and the Hotel Palomar for the period from January 1, 2018 to February 28, 2018 and Cavallo Point for the period from January 1, 2018 to March 31, 2018. The amounts in the column titled “Adjustments for Closed Hotels” represent the operating costs for all periods presented of Frenchman's Reef and Havana Cabana Key West. Both Frenchman's Reef and Havana Cabana Key West closed in early September 2017 in advance of Hurricane Irma. Havana Cabana Key West reopened in April 2018 and Frenchman's Reef remains closed. We provide this important supplemental information to our investors because this information provides a useful means for investors to measure our operating performance on a comparative basis. See the column titled “Comparable."
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP in this release. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations at our hotels that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure. In particular, we note the pre-acquisition operating results set forth in the column titled “Adjustments for Acquisitions” were obtained from the respective sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the respective sellers. The pre-acquisition operating results were not audited or reviewed by our independent auditors.

	As Reported			Adjustments for Closed Hotels		Adjustments for Acquisitions		Comparable
	Three Months Ended March 31,							Three Months Ended March 31,
	2019	2018	% Change	2019	2018	2019	2018	2019	2018	% Change

Rooms departmental expenses	$38,819	$35,600	9.0%	$(463)	$—	$—	$2,052	$38,356	$37,652	1.9%
Food and beverage departmental expenses	33,150	27,454	20.7%	(202)	—	—	4,128	32,948	31,582	4.3%
Other direct departmental	3,843	2,502	53.6%	(58)	—	—	1,111	3,785	3,613	4.8%
General and administrative	19,512	17,019	14.6%	(190)	—	—	1,350	19,322	18,369	5.2%
Utilities	5,125	5,031	1.9%	(86)	—	—	138	5,039	5,169	(2.5)%
Repairs and maintenance	8,509	7,788	9.3%	(99)	—	—	470	8,410	8,258	1.8%
Sales and marketing	15,465	13,933	11.0%	(106)	(34)	—	817	15,359	14,716	4.4%
Franchise fees	5,859	5,903	(0.7)%	—	—	—	—	5,859	5,903	(0.7)%
Base management fees	4,414	1,621	172.3%	(87)	2,173	—	380	4,327	4,174	3.7%
Incentive management fees	926	1,212	(23.6)%	—	—	—	—	926	1,212	(23.6)%
Property taxes	14,524	13,655	6.4%	(64)	(53)	—	81	14,460	13,683	5.7%
Lease expense	3,088	2,504	23.3%	—	—	—	107	3,088	2,611	18.3%
Insurance	1,997	1,201	66.3%	(112)	(53)	—	166	1,885	1,314	43.5%
Severance costs	—	2,833	(100.0)%	—	—	—	—	—	2,833	(100.0%)
Uninsured costs related to natural disasters	1,367	(214)	738.8%	(1,367)	214	—	—	—	—	—%
Hotel manager transition/pre-opening items	297	—	100.0%	—	—	—	—	297	—	100.0%
Other fixed expenses	1,752	1,308	33.9%	(25)	(8)	—	82	1,727	1,382	25.0%
Total hotel operating expenses	$158,647	$139,350	13.8%	$(2,859)	$2,239	$—	$10,882	$155,788	$152,471	2.2%
Severance costs	—	(2,833)		—	—	—	—	—	(2,833)
Uninsured costs related to natural disasters	(1,367)	(315)		1,367	(214)	—	—	—	(529)
Hotel manager transition/pre-opening items	(297)	2,183		—	(2,183)	—	—	(297)	—
Non-cash lease expense and other amortization	(1,715)	(1,057)		—	—	—	(50)	(1,715)	(1,107)
Total adjusted hotel operating expenses	$155,268	$137,328	13.1%	$(1,492)	$(158)	$—	$10,832	$153,776	$148,002	3.9%

Market Capitalization as of March 31, 2019
(in thousands)
Enterprise Value

Common equity capitalization (at March 31, 2019 closing price of $10.83/share)	$2,198,739
Consolidated debt (face amount)	1,040,376
Cash and cash equivalents	(36,523)
Total enterprise value	$3,202,592
Share Reconciliation

Common shares outstanding	201,448
Unvested restricted stock held by management and employees	415
Share grants under deferred compensation plan	1,160
Combined shares outstanding	203,023

Debt Summary as of March 31, 2019
(dollars in thousands)
Loan	Interest Rate	Term	Outstanding Principal		Maturity
Marriott Salt Lake City Downtown	4.25%	Fixed	$54,733		November 2020
Westin Washington D.C. City Center	3.99%	Fixed	62,188		January 2023
The Lodge at Sonoma, a Renaissance Resort & Spa	3.96%	Fixed	27,517		April 2023
Westin San Diego	3.94%	Fixed	62,999		April 2023
Courtyard Manhattan / Midtown East	4.40%	Fixed	82,236		August 2024
Renaissance Worthington	3.66%	Fixed	82,126		May 2025
JW Marriott Denver at Cherry Creek	4.33%	Fixed	62,117		July 2025
Westin Boston Waterfront Hotel	4.36%	Fixed	193,517		November 2025
New Market Tax Credit loan(1)	5.17%	Fixed	2,943		December 2020
Unamortized debt issuance costs			(3,823)
Total mortgage and other debt, net of unamortized debt issuance costs			626,553

Unsecured term loan	LIBOR + 1.45(2)	Variable	100,000		May 2021
Unsecured term loan	LIBOR + 1.45(2)	Variable	200,000		April 2022
Unsecured term loan	LIBOR + 1.45(3)	Fixed	50,000		October 2023
Unamortized debt issuance costs			(1,646)
Unsecured term loans, net of unamortized debt issuance costs			348,354

Senior unsecured credit facility	LIBOR + 1.50(4)	Variable	60,000	(5)	May 2020 (6)

Total debt, net of unamortized debt issuance costs			$1,034,907
Weighted-average interest rate of fixed rate debt	4.20%
Total weighted-average interest rate	4.13%

(1)	Assumed in connection with the acquisition of the Hotel Palomar Phoenix in March 2018.

(2)	The interest rate as of March 31, 2019 was 3.94%.

(3)	The Company entered into an interest rate swap agreement in January 2019 to fix LIBOR at 2.41% through October 2023, resulting in an interest rate as of March 31, 2019 of 3.86%.

(4)	The interest rate as of March 31, 2019 was 3.99%.

(5)	Subsequent to March 31, 2019, the Company drew an additional $30 million on the Senior unsecured credit facility.

(6)	May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

Operating Statistics – First Quarter
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	1Q 2019	1Q 2018	B/(W)	1Q 2019	1Q 2018	B/(W)	1Q 2019	1Q 2018	B/(W)	1Q 2019	1Q 2018	B/(W)
Atlanta Alpharetta Marriott	$177.33	$187.52	(5.4)%	70.5%	65.0%	5.5%	$124.93	$121.95	2.4%	38.67%	35.96%	271 bps
Bethesda Marriott Suites	$172.21	$174.77	(1.5)%	65.3%	52.7%	12.6%	$112.46	$92.16	22.0%	26.21%	14.24%	1197 bps
Boston Westin	$202.24	$205.91	(1.8)%	65.5%	64.5%	1.0%	$132.39	$132.86	(0.4)%	13.89%	14.40%	-51 bps
Hilton Boston Downtown	$197.84	$200.74	(1.4)%	83.5%	79.2%	4.3%	$165.25	$158.97	4.0%	17.34%	18.13%	-79 bps
Hilton Burlington	$130.74	$131.22	(0.4)%	70.7%	72.3%	(1.6)%	$92.39	$94.89	(2.6)%	18.62%	19.61%	-99 bps
Cavallo Point	$437.76	$420.04	4.2%	63.4%	62.5%	0.9%	$277.38	$262.34	5.7%	18.94%	20.03%	-109 bps
Renaissance Charleston	$236.72	$237.08	(0.2)%	83.8%	82.4%	1.4%	$198.44	$195.26	1.6%	36.20%	36.22%	-2 bps
Chicago Marriott	$158.35	$163.12	(2.9)%	51.7%	49.7%	2.0%	$81.79	$81.05	0.9%	(1.64)%	(14.51)%	1287 bps
Chicago Gwen	$188.98	$185.02	2.1%	70.4%	72.0%	(1.6)%	$133.05	$133.23	(0.1)%	(9.91)%	(4.17)%	-574 bps
Courtyard Denver Downtown	$171.92	$175.23	(1.9)%	73.3%	80.1%	(6.8)%	$126.00	$140.32	(10.2)%	37.59%	39.70%	-211 bps
Hotel Emblem	$247.10	$203.51	21.4%	57.5%	77.8%	(20.3)%	$142.06	$158.35	(10.3)%	1.41%	31.05%	-2964 bps
Courtyard Fifth Avenue	$212.18	$213.08	(0.4)%	77.4%	82.9%	(5.5)%	$164.30	$176.60	(7.0)%	(7.32)%	(3.36)%	-396 bps
Courtyard Midtown East	$190.02	$192.23	(1.1)%	92.0%	87.5%	4.5%	$174.85	$168.21	3.9%	0.55%	3.88%	-333 bps
Fort Lauderdale Westin	$254.27	$255.63	(0.5)%	95.5%	94.6%	0.9%	$242.76	$241.92	0.3%	42.84%	42.73%	11 bps
JW Marriott Denver Cherry Creek	$240.96	$237.06	1.6%	46.5%	74.3%	(27.8)%	$112.09	$176.15	(36.4)%	(9.23)%	26.89%	-3612 bps
Sheraton Suites Key West	$310.04	$300.06	3.3%	94.1%	92.3%	1.8%	$291.63	$277.07	5.3%	47.17%	53.10%	-593 bps
The Landing Resort & Spa	$275.79	$288.19	(4.3)%	53.0%	45.3%	7.7%	$146.21	$130.66	11.9%	(4.79)%	(2.63)%	-216 bps
Lexington Hotel New York	$192.38	$187.93	2.4%	80.1%	82.3%	(2.2)%	$154.04	$154.75	(0.5)%	(7.80)%	(8.02)%	22 bps
Hotel Palomar Phoenix	$233.06	$236.06	(1.3)%	88.2%	81.3%	6.9%	$205.66	$191.92	7.2%	40.39%	39.23%	116 bps
Salt Lake City Marriott	$173.62	$179.72	(3.4)%	59.2%	72.0%	(12.8)%	$102.73	$129.46	(20.6)%	31.89%	39.15%	-726 bps
L'Auberge de Sedona	$575.73	$587.28	(2.0)%	80.4%	75.9%	4.5%	$462.91	$445.87	3.8%	22.96%	20.86%	210 bps
Orchards Inn Sedona	$255.22	$259.53	(1.7)%	73.9%	73.9%	—%	$188.58	$191.76	(1.7)%	29.50%	37.00%	-750 bps
Shorebreak	$236.80	$240.30	(1.5)%	75.3%	72.6%	2.7%	$178.23	$174.54	2.1%	24.77%	24.68%	9 bps
The Lodge at Sonoma	$233.68	$237.70	(1.7)%	61.5%	59.6%	1.9%	$143.63	$141.56	1.5%	10.55%	24.49%	-1394 bps
Hilton Garden Inn Times Square Central	$181.10	$182.20	(0.6)%	98.0%	96.7%	1.3%	$177.48	$176.20	0.7%	3.76%	12.99%	-923 bps
Vail Marriott	$440.49	$420.70	4.7%	82.4%	85.2%	(2.8)%	$362.79	$358.61	1.2%	48.94%	52.75%	-381 bps
Westin San Diego	$189.85	$186.41	1.8%	77.5%	80.8%	(3.3)%	$147.20	$150.54	(2.2)%	40.00%	37.77%	223 bps
Westin Washington D.C. City Center	$201.14	$193.28	4.1%	77.5%	84.8%	(7.3)%	$155.88	$163.99	(4.9)%	24.64%	28.25%	-361 bps
Renaissance Worthington	$188.12	$194.67	(3.4)%	79.4%	76.9%	2.5%	$149.42	$149.70	(0.2)%	42.13%	40.24%	189 bps
Comparable Total (1)	$215.83	$215.62	0.1%	72.9%	73.6%	(0.7)%	$157.38	$158.72	(0.8)%	22.90%	24.33%	-143 bps

(1)
Amounts exclude the operating results of Frenchman's Reef and Havana Cabana Key West for all periods presented and include the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix from January 1, 2018 to February 28, 2018 and Cavallo Point from January 1, 2018 to March 31, 2018.

Hotel Adjusted EBITDA Reconciliation
	First Quarter 2019
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$5,311	$1,579	$475	$—	$—	$2,054
Bethesda Marriott Suites	$3,937	$(971)	$478	$—	$1,525	$1,032
Boston Westin	$17,742	$(2,045)	$2,413	$2,156	$(60)	$2,464
Hilton Boston Downtown	$6,672	$(87)	$1,244	$—	$—	$1,157
Hilton Burlington	$2,916	$44	$499	$—	$—	$543
Cavallo Point	$9,247	$(221)	$1,941	$—	$31	$1,751
Renaissance Charleston	$3,483	$890	$403	$—	$(32)	$1,261
Chicago Marriott	$16,131	$(4,067)	$4,129	$71	$(397)	$(264)
Chicago Gwen	$5,056	$(1,559)	$1,058	$—	$—	$(501)
Courtyard Denver Downtown	$2,245	$548	$296	$—	$—	$844
Hotel Emblem	$1,349	$(256)	$275	$—	$—	$19
Courtyard Fifth Avenue	$2,884	$(905)	$441	$—	$253	$(211)
Courtyard Midtown East	$5,256	$(1,621)	$692	$958	$—	$29
Fort Lauderdale Westin	$17,500	$5,952	$1,545	$—	$—	$7,497
Frenchman's Reef	$—	$8,799	$—	$—	$—	$8,799
JW Marriott Denver Cherry Creek	$2,676	$(1,477)	$541	$683	$6	$(247)
Havana Cabana Key West	$2,916	$1,202	$245	$—	$—	$1,447
Sheraton Suites Key West	$5,794	$2,395	$338	$—	$—	$2,733
The Landing Resort & Spa	$1,753	$(460)	$376	$—	$—	$(84)
Lexington Hotel New York	$11,265	$(4,421)	$3,530	$4	$8	$(879)
Hotel Palomar Phoenix	$7,613	$2,075	$666	$38	$296	$3,075
Salt Lake City Marriott	$6,874	$1,058	$530	$604	$—	$2,192
L'Auberge de Sedona	$5,954	$859	$508	$—	$—	$1,367
Orchards Inn Sedona	$1,878	$274	$238	$—	$42	$554
Shorebreak	$3,940	$586	$349	$—	$41	$976
The Lodge at Sonoma	$4,529	$(336)	$535	$279	$—	$478
Hilton Garden Inn Times Square Central	$4,624	$(670)	$844	$—	$—	$174
Vail Marriott	$15,395	$6,545	$990	$—	$—	$7,535
Westin San Diego	$8,645	$1,701	$1,126	$631	$—	$3,458
Westin Washington D.C. City Center	$7,094	$(235)	$1,322	$661	$—	$1,748
Renaissance Worthington	$11,696	$3,182	$969	$775	$2	$4,928
Total	$202,375	$18,358	$28,996	$6,860	$1,715	$55,929
Less: Closed Hotels (2)	$(2,916)	$(10,001)	$(245)	$—	$—	$(10,246)
Comparable Total	$199,459	$8,357	$28,751	$6,860	$1,715	$45,683

(1)	Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.

(2)	Amounts represent the operating results of Frenchman's Reef and Havana Cabana Key West.

Hotel Adjusted EBITDA Reconciliation
	First Quarter 2018
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,867	$1,279	$471	$—	$—	$1,750
Bethesda Marriott Suites	$3,097	$(1,451)	$379	$—	$1,513	$441
Boston Westin	$17,470	$(1,980)	$2,354	$2,202	$(60)	$2,516
Hilton Boston Downtown	$6,521	$(55)	$1,237	$—	$—	$1,182
Hilton Burlington	$2,769	$33	$510	$—	$—	$543
Renaissance Charleston	$3,426	$875	$398	$—	$(32)	$1,241
Chicago Marriott	$12,889	$(5,466)	$3,932	$61	$(397)	$(1,870)
Chicago Gwen	$5,063	$(1,315)	$1,104	$—	$—	$(211)
Courtyard Denver Downtown	$2,456	$661	$314	$—	$—	$975
Hotel Emblem	$1,662	$377	$139	$—	$—	$516
Courtyard Fifth Avenue	$3,066	$(545)	$447	$—	$(5)	$(103)
Courtyard Midtown East	$5,046	$(1,464)	$686	$974	$—	$196
Fort Lauderdale Westin	$15,914	$5,450	$1,350	$—	$—	$6,800
Frenchman's Reef	$(40)	$5,185	$—	$—	$—	$5,185
JW Marriott Denver Cherry Creek	$4,880	$101	$517	$694	$—	$1,312
Havana Cabana Key West	$—	$113	$—	$—	$—	$113
Sheraton Suites Key West	$5,475	$2,481	$426	$—	$—	$2,907
The Landing Resort & Spa	$585	$(163)	$121	$—	$—	$(42)
Lexington Hotel New York	$11,498	$(4,339)	$3,405	$4	$8	$(922)
Hotel Palomar Phoenix	$2,731	$1,043	$222	$—	$—	$1,265
Salt Lake City Marriott	$8,565	$2,115	$616	$622	$—	$3,353
L'Auberge de Sedona	$5,811	$725	$487	$—	$—	$1,212
Orchards Inn Sedona	$2,143	$516	$235	$—	$42	$793
Shorebreak	$3,744	$559	$380	$—	$(15)	$924
The Lodge at Sonoma	$4,512	$328	$492	$285	$—	$1,105
Hilton Garden Inn Times Square Central	$4,619	$(218)	$818	$—	$—	$600
Vail Marriott	$14,928	$7,344	$530	$—	$—	$7,874
Westin San Diego	$9,206	$1,736	$1,097	$644	$—	$3,477
Westin Washington D.C. City Center	$7,470	$112	$1,316	$682	$—	$2,110
Renaissance Worthington	$11,157	$2,779	$919	$790	$2	$4,490
Total	$181,530	$16,816	$24,902	$6,958	$1,056	$49,700
Add: Prior Ownership Results(2)	$14,008	$1,247	$1,840	$38	$50	$3,175
Less: Closed Hotels (3)	$40	$(5,298)	$—	$—	$—	$(5,298)
Comparable Total	$195,578	$12,765	$26,742	$6,996	$1,106	$47,577

(1)	Includes non-cash expenses incurred by the hotels due to the straight lining of rent from lease obligations and amortization favorable and unfavorable contract liabilities.

(2)	Amounts represent the pre-acquisition operating results of The Landing Resort & Spa, Hotel Palomar Phoenix and Cavallo Point.

(3)	Amounts represent the operating results of Frenchman's Reef and Havana Cabana Key West.